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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2002


                               ORGANOGENESIS INC.
             (Exact name of registrant as specified in its charter)



       Delaware                     1-09898                      04-2871690
       --------                    ----------                  --------------
   (State or other                 (Commission                (I.R.S. Employer
    jurisdiction                   File Number)              Identification No.)
   of Incorporation)


                          150 Dan Road Canton, MA 02021
                         -------------------------------
                         (Address of principal executive
                          offices, including Zip Code)


Registrant's telephone number, including area code:  (781) 575-0775

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ITEM 5.  OTHER EVENTS.

The Registrant entered into a series of Stock Purchase Agreements (each an "Agreement" and collectively, the "Agreements"), dated as of March 13, 2002, with certain investors (individually, an "Investor" and collectively, the "Investors") pursuant to which the Registrant agreed to issue and sell to some of the Investors an aggregate of 100,000 shares (the "Preferred Shares") of Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Stock"), and issue and sell to the remaining Investors an aggregate of 7,241,376 shares (the "Common Shares") of its common stock, par value $0.01 per share (the "Common Stock"), and warrants (the "Warrants") to purchase up to an aggregate of 3,620,686 shares of its Common Stock. The aggregate purchase price for the sale of the Preferred Shares, Common Shares and Warrants (collectively, the "Securities") was approximately $17,000,000. The private placement of the Securities closed on March 21, 2002 (the "Closing Date").

The following summary highlights certain material terms of the private placement transaction between the Registrant and the Investors. Because this is a summary, it does not contain all of the information that is included in the transaction documents and, consequently, is qualified in its entirety by the Form of Stock Purchase Agreement, the Form of Warrant and the Certificate of Designation, Preferences and Rights of Series D Stock (the "Certificate of Designation") attached hereto as Exhibits.

Sale of Series D Convertible Preferred Stock

The Certificate of Designation established a newly designated series of preferred stock, consisting of 120,000 shares of Series D Stock. The Registrant sold and issued 100,000 Preferred Shares at a purchase price of $65.00 per share for an aggregate purchase price of $6,500,000. The remaining 20,000 shares are reserved for future purchase because, until March 13, 2003, each Investor who purchased Preferred Shares in the private placement has the additional one time right to purchase up to the number of shares (the "Additional Preferred Shares") of Series D Stock equal to 20% of the number of Preferred Shares purchased by the Investor on the Closing Date, at a purchase price of $65.00 per share. However, this right to purchase additional shares of Series D Stock is limited to the extent that any such Investor would own, together with any affiliates of such Investor, more than 9.99% of the Registrant's Common Stock. The Agreements provide registration rights for the shares of Common Stock issuable upon conversion of the Preferred Shares and, if Additional Preferred Shares are issued, the shares of Common Stock issuable upon conversion of the Additional Preferred Shares.

Dividends

The holders of the outstanding shares of Series D Stock are entitled to receive, out of any available funds, quarterly dividends at the annual rate of seven percent (7%) of the original purchase price of $65.00 per share. The dividends are payable on the Series D Stock only if, as and when declared by the Board of Directors of the Registrant. The dividends are not cumulative and therefore, if not declared in any quarter, the right to receive such dividend will terminate and not carry forward to the next quarter. It is not expected that dividends will be paid on the Series D Stock.


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Conversion Rights

Optional Conversion. Each share of Series D Stock is convertible into a number of shares of Common Stock of the Registrant equal the number obtained by dividing the original purchase price of $65.00 per share, plus dividends declared but unpaid thereon, by the conversion price in effect at the close of business on the date the shares are converted. The initial conversion price is $1.45 per share. The conversion price, and number of shares issuable upon conversion, will be adjusted in the event of stock splits, stock dividends, reverse stock splits and issuances by the Registrant of shares of its capital stock at prices below the conversion price.

Automatic Conversion. In general, all shares of Series D Stock are automatically convertible into the number of shares of Common Stock as determined by the same formula for the optional conversion above: (i) immediately prior to the closing of an underwritten firm public offering pursuant to an effective registration statement, with gross proceeds not less than $15,000,000, at a price to the public of not less than $4.00 per share; (ii) on the date on which less than ten percent (10%) of the shares of Series D Stock issued by the Registrant are outstanding; or (iii) if the holders of at least sixty percent (60%) of the then outstanding shares of Series D Stock do not elect to treat an acquisition as a liquidation, dissolution or winding up of the Registrant.

Redemption Rights

At any time after March 13, 2004 and provided that the Common Stock of the Registrant trades at a price that is equal to or greater than two hundred percent (200%) of the conversion price for a period of twenty (20) consecutive trading days, the Registrant may elect to redeem all or any portion of the then outstanding shares of Series D Stock at a price per share equal to the original purchase price plus any dividends declared but unpaid thereon, by giving written notice to the holders of the Series D Stock of such election whereupon the Registrant will be obligated to repurchase and the holders of such shares will be obligated to sell such shares of Series D Stock on the date specified in the redemption notice. However, the date of such redemption cannot be earlier than ten (10) days nor later than thirty (30) days after the date on which the notice is delivered to the holders of the Series D Stock. Any holder of Series D Stock who receives a notice of redemption may, before the date of redemption, convert any or all of the shares of Series D Stock held by that holder.

The voting, dividend, conversion, redemption and other rights are more fully set forth in the Certificate of Designation, attached hereto as Exhibit 4.1.

Sale of Common Stock and Warrants

The Registrant sold and issued to the Investors who did not purchase Preferred Shares an aggregate of 7,241,376 Common Shares at a purchase price of $1.45 per share, for an aggregate purchase price of $10,499,995.45. The Investors who purchased Common Shares also received the Warrants, which entitled each Investor to purchase up to a number of shares of Common


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Stock equal to approximately fifty percent (50%) of the number of Common Shares such Investor purchased on the Closing Date. In the aggregate, the Warrants entitle the holders thereof to purchase up to 3,620,686 shares of Common Stock. The Warrants are exercisable at a price of $2.25 per share (subject to certain adjustments as contained in the Warrants) at any time from and after March 21, 2002 through and including March 21, 2006. Also, in accordance with certain provisions contained in the Warrants, the holder may convert the Warrants on a "cashless" basis into shares of Common Stock. However, this right to convert is limited to the extent that any such Investor would own, together with any affiliates of such Investor, more than 4.99% of the outstanding shares of Common Stock of the Registrant. The Agreements provide registration rights for the Common Shares and for the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

Registration Rights

The Registrant is required under the Agreements to file a registration statement (the "Initial Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC"), within 30 days after the Closing Date to register for resale the Common Shares, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares. If the Registration Statement is not filed by the 30th day, then the Registrant will be required to pay to each Investor, an amount in cash equal to 1% of the total purchase price paid by such Investor to the Registrant on the Closing Date on the third business day following the 30th day and each month after such 30th day until the Initial Registration Statement is filed. If the Registration Statement is not declared effective by the earlier of (i) five trading days after the date on which the Registrant is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to review and comment, or (ii) 120 days after the Closing Date, then the Registrant will be required to pay to each Investor, an amount in cash equal to 1% of the total purchase price paid by such Investor to the Registrant on the Closing Date on the third business day following such effectiveness deadline and each monthly anniversary after the deadline until the Initial Registration Statement is declared effective.

The Registrant will also use its best efforts to have the Initial Registration Statement remain effective until the earlier of (i) two years following the Closing Date, or (ii) such time as all of the Common Shares, the shares of Common Stock issuable upon the conversion of the Preferred Shares and the Warrant Shares acquired by the Investors in connection with the private placement have been sold pursuant to the Registration Statement.

Also, at such time when the Registrant has issued 50% of the aggregate shares of the Additional Preferred Shares, and the Registrant has notified the remaining holders of Additional Preferred Shares that they have 21 days to purchase the Additional Preferred Shares to maintain their registration rights, the Registrant will file a registration statement (the "Second Registration Statement") with the SEC providing for the resale of the shares of Common Stock to be issued to the Investors upon conversion of the Additional Preferred Shares. The Second Registration Statement must be filed within 30 days of the expiration of the 21 day notice period, unless such notice period ends on or after February 13, 2002, in which case the Registrant must file the Second Registration Statement within ten (10) business days after the filing of its Form 10-K for the fiscal year ended December 31, 2002.


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A placement fee of $1,020,000 and expenses were paid to the Registrant's placement agent, Needham & Company, Inc.

The securities sold in the private placement or issuable upon exercise or conversion of securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

Attached as Exhibit 99.1 hereto and incorporated herein by reference is a copy of the Registrant's Press Release dated March 21, 2002 announcing the closing of the private placement with the Investors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial statements of businesses acquired.  Not applicable.

(b)      Pro forma financial information.  Not applicable.

(c)      Exhibits.

       Exhibit
         No.    Description
      -------   -----------
        4.1*    Certificate of Designation, Preferences and Rights of Series D
                Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on March 20, 2002.

        10.1* Form of Stock Purchase Agreement, dated as of March 13, 2002, by and between the Registrant and each Investor.

        10.2*   Form of Common Stock Purchase Warrant.

        99.1*   The Registrant's Press Release dated March 21, 2002.
___________
* Previously filed.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ORGANOGENESIS INC.
                                  (Registrant)

Date:  March 26, 2002             By:  /s/ John J. Arcari
                                     ------------------------------
                                       John J. Arcari
                                       Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
  No.          Description
-------        -----------
4.1*           Certificate of Designation, Preferences and Rights of Series D
               Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on March 20, 2002.

10.1* Form of Stock Purchase Agreement, dated as of March 13, 2002, by and between the Registrant and each Investor.

10.2*          Form of Common Stock Purchase Warrant.

99.1*          The Registrant's Press Release dated March 21, 2002.

_______
* Previously filed.

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